Exhibit 99.1

Beeline Launches “Rate Optimization” Program to Accelerate Bank Statement Mortgage Growth as Q3 Revenue Trends Toward One of Company’s Strongest Quarters

$3,000 lender credit targets growing self-employed and non-traditional income borrower market as Beeline continues its shift toward higher-margin Non-QM mortgages

PROVIDENCE, R.I. — Sept. 22, 2026 (GLOBE NEWSWIRE) — via IBN — Beeline Holdings, Inc. (Nasdaq: BLNE) (“Beeline” or the “Company”), a technology-driven mortgage lender and home equity platform, today announced the launch of its Rate Optimization Program, offering a $3,000 lender credit on qualifying Bank Statement purchase and refinance mortgages of $250,000 or more locked by October 31, 2026.

The initiative is designed to accelerate growth of Beeline’s Bank Statement mortgage business while helping self-employed and non-traditional income borrowers reduce the cost of purchasing or refinancing a home in the current interest-rate environment.

The $3,000 lender credit can be applied toward eligible closing costs, used to buy down the borrower’s interest rate or applied toward future mortgage payments, subject to applicable loan terms and requirements.

In May 2026, Beeline shifted its mortgage strategy toward Non-Qualified Mortgage (“Non-QM”) products, primarily Bank Statement and Debt Service Coverage Ratio (“DSCR”) loans. The shift has contributed to improving loan economics and revenue growth as Beeline increasingly focuses its resources on higher-margin mortgage products.

Beeline reported Q2 2026 revenue of $2.6 million, an increase of 57% year over year, while operating margins improved from the prior quarter. The Company subsequently reported its highest monthly margin to date in July and in August and believes the benefits of its Non-QM product mix are becoming increasingly evident.

Q3 2026 is currently shaping up to be among Beeline’s strongest revenue quarters since inception driven in part by continued growth in its Non-QM mortgage business.

“Bank Statement loans are common-sense mortgages for many self-employed borrowers,” said Jess Kennedy, Chief Operating Officer of Beeline. “Instead of relying primarily on W-2 income, these loans allow us to evaluate a borrower based on the actual flow of deposits reflected in their bank statements. For entrepreneurs, business owners and borrowers with less traditional income streams, that can provide a more practical path to qualifying for a mortgage.”

Non-QM continues to represent a growing segment of the U.S. mortgage market, with DSCR and Bank Statement mortgages representing two of its largest product categories. Beeline believes the continued growth of self-employment, entrepreneurship and non-traditional income creates a significant opportunity to expand awareness and adoption of Bank Statement mortgages.

“Our shift toward Non-QM is producing encouraging results, and Bank Statement loans have become an important part of that growth,” said Nick Liuzza, Co-Founder and CEO of Beeline. We believe there is a significant opportunity to build greater awareness of Bank Statement mortgages among self-employed and gig-economy borrowers, and this program is designed to accelerate that growth while giving qualified borrowers a meaningful financial incentive to transact today.”

Beeline is also directing technology and development resources toward improving the Non-QM mortgage experience. The Company is leveraging technology from its acquisition of MagicBlocks to use artificial intelligence to identify prospective borrowers, improve lead engagement and increase conversion from initial inquiry through closing.

The Rate Optimization Program is available for qualifying Bank Statement purchase and refinance mortgages of at least $250,000 that are locked by October 31, 2026.

About Beeline Holdings, Inc.

Beeline Holdings, Inc. (Nasdaq: BLNE) is a technology-driven mortgage lender and home equity platform focused on simplifying and accelerating the path to home financing through proprietary technology, artificial intelligence and innovative mortgage and home equity products.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s efforts to accelerate growth of and a potential opportunity to expand awareness and adoption of Beeline’s Bank Statement mortgage business, improving loan economics and revenue growth by focusing Beeline’s resources on higher-margin mortgage products, expectations that the third quarter of fiscal year 2026 will be one of the Company’s strongest revenue quarters since inception, and potential trends and projections with respect the market for the Company’s offerings and in the residential lending, gig economy and related industries. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” “believe,” “estimate,” “forecast,” “project,” “target,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect including our revenue or operating results being less than expected or targeted, central bank interest rates and future interest rate changes, the risks arising from the impact of affordability, inflation, tariffs, the war in the Middle East, and a recession which may result on the Company’s business, prospective customers, and on the national and global economy, our need for additional capital to meet future goals and milestone targets, our ability to attract homeowners to our products and services, our ability to comply with applicable regulatory requirements and new regulations and developments that may arise including the potential for regulatory changes regarding digital assets, artificial intelligence, and other areas that impact and may in the future impact the Company’s business, the possibility that our expectations and perceived benefits with respect to strategic transactions, including our recent acquisition of the remaining outstanding equity interest in MagicBlocks, the ability of us and third parties on which we depend to comply with applicable regulatory requirements, and the risk that software and technology infrastructure on which we depend fails to perform as designed or intended. Additional information regarding these and other risks is contained in Beeline’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s 2025 Annual Report on Form 10-K and our prospectus supplement dated March 10, 2026. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

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